                                                                     EXHIBIT 1.1

                          CROWN AMERICAN REALTY TRUST
                   (A MARYLAND REAL ESTATE INVESTMENT TRUST)

                          __% SENIOR PREFERRED SHARES
                        ($50.00 LIQUIDATION PREFERENCE)


                             UNDERWRITING AGREEMENT


                                                               ___________, 1997

FRIEDMAN, BILLINGS, RAMSEY & CO., INC.

Potomac Tower
1001 19th Street North
Arlington, Virginia 22209-1710
Dear Sirs:

         Crown American Realty Trust, a Maryland real estate investment trust (the "Company"), Crown American Properties, L.P., a Delaware limited partnership (the "Operating Partnership") and Crown American Financing Partnership, a Delaware general partnership (the "Financing Partnership") each confirms its agreement with Friedman, Billings, Ramsey & Co., Inc. (the "Underwriter"), with respect to (i) the sale by the Company and the purchase by the Underwriter of [2,500,000] ___% Senior Preferred Shares of Beneficial Interest, par value $0.01 per share, of the Company ("Preferred Shares") and
(ii) the grant by the Company to the Underwriter of the option described in
Section 1(b) hereof to purchase all or any part of [375,000] additional shares of Preferred Shares to cover over-allotments, if any. The [2,500,000] shares of Preferred Shares (the "Initial Shares") to be purchased by the Underwriter and all or any part of the [375,000] shares of Preferred Shares subject to the option described in Section 1(b) hereof (the "Option Shares") are hereinafter called, collectively, the "Shares".

         The Company and the Operating Partnership understand that the Underwriter proposes to make a public offering of the Shares as soon as the Underwriter deems advisable after this Agreement has been executed and delivered.

         The Company has filed with the Securities and Exchange Commission (the "Commission"), a registration statement on Form S-3 (No. 333-26967) for the registration of the Shares under the Securities Act of 1933, as amended (the "Securities Act"), and the offering thereof from time to time in accordance with Rule 430 A and 415 of the rules and regulations thereunder (the "Securities Act Regulations") and the Company has filed such amendments thereto as has been necessary to provide for the sale of the Shares pursuant to this Agreement. The registration statement (as amended) has been declared effective under the Securities Act by

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

the Commission. Such registration statement and the prospectus constituting a part thereof (including all information deemed to be a part of the registration statement at the time it became effective pursuant to Rule 430A(b) of the Securities Act Regulations and each prospectus supplement relating to the offering of the Shares pursuant to Rule 430A or 415 of the Securities Act Regulations (a "Prospectus Supplement"), including all documents incorporated therein by reference as from time to time amended or supplemented pursuant to the Securities Act, the Securities Exchange Act of 1934, as amended (the "Exchange Act") or otherwise is hereinafter called the "Registration Statement" and the "Prospectus", respectively; provided, that if any revised Prospectus shall be provided to you by the Company for use in connection with the offering of Shares which differs from the Prospectus on file at the Commission at the time the Registration Statement became effective whether or not such revised prospectus is required to be filed by the Company pursuant to Rule 424(b) of the Securities Act Regulations), the term "Prospectus" shall refer to each such revised prospectus from and after the time it is first provided to you for such use; provided, further, that a Prospectus Supplement shall be deemed to have supplemented the Prospectus only with respect to the offering of Shares. Any registration statement (including any supplement thereto or information which is deemed part thereof) filed by the Company under Rule 462(b) of the Securities Act Regulations (a "Rule 462(b) Registration Statement") shall be deemed to be part of the Registration Statement. Any prospectus (including any amendment or supplement thereto or information which is deemed part thereof) included in the Rule 462(b) Registration Statement and any term sheet as contemplated by Rule 434 of the Securities Act Regulations (a "Term Sheet") shall be deemed to be part of the Prospectus. All references in this agreement to financial statements and schedules and other information which is "contained," "included," "set forth," "contemplated" or stated" in the Registration Statement or the Prospectus (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is or is deemed to be incorporated by reference in the Registration Statement or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement or the Prospectus shall be deemed to mean and include the filing of any document under the Exchange Act which is or is deemed to be incorporated by reference in the Registration Statement or the Prospectus, as the case may be. For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, preliminary prospectus supplement, Prospectus or Prospectus Supplement or any Term Sheet or any amendment or supplement to the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system ("EDGAR"). The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus.

         The Company, the Operating Partnership and the Underwriter agree as follows:

         1.       Sale and Purchase:

                  a. Initial Shares. Upon the basis of the warranties and representations and other terms and conditions herein set forth, the Company agrees to sell to the Underwriter and the Underwriter agrees to purchase from the Company the Initial Shares at the purchase price per share of $________.

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

                  b. Option Shares. In addition, upon the basis of the warranties and representations and other terms and conditions herein set forth, the Company hereby grants an option to the Underwriter to purchase from the Company an amount up to the amount of the Option Shares at the purchase price per share set forth in paragraph (a) above. The option hereby granted will expire 30 days after the date hereof and may be exercised in whole or in part from time to time only for the purpose of covering over-allotments which may be made in connection with the offering and distribution of the Initial Shares upon notice by the Underwriter to the Company setting forth the number of Option Shares as to which the Underwriter is then exercising the option and the time and date of payment and delivery for such Option Shares. Any such time and date of delivery (a "Date of Delivery") shall be determined by the Underwriter, but shall not be later than seven full business days after the exercise of said option, nor in any event prior to the Closing Time, as hereinafter defined. If the option is exercised as to all or any portion of the Option Shares, the Underwriter will purchase the number of Option Shares then being purchased.

         2.       Payment and Delivery:

                  a. Initial Shares. Payment of the purchase price for the Initial Shares shall be made to the Company by wire transfer or certified or official bank check payable in federal (same-day) funds at the office of Friedman, Billings, Ramsey & Co., Inc., Potomac Tower, 1001 Nineteenth Street North, Arlington, Virginia 22209-1710 (unless another place shall be agreed upon by the Underwriter and the Company) against delivery of the certificates for the Initial Shares to the Underwriter. Such payment and delivery shall be made at 10:00 a.m., Washington, D.C. time, on the third (fourth, if pricing occurs after 4:30 p.m. (Washington, D.C. time) business day after the date hereof (unless another time, not later than ten business days after such date, shall be agreed to by the Underwriter and the Company). The time at which such payment and delivery are made is hereinafter called the "Closing Time". Certificates for the Initial Shares shall be delivered to the Underwriter in definitive form registered in such names and in such denominations as the Underwriter shall specify. For the purpose of expediting the checking of the certificates for the Initial Shares by the Underwriter, the Company agrees to make such certificates available to the Underwriter for such purpose at least one full business day preceding the Closing Time.

                  b. Option Shares. In addition, payment of the purchase price for the Option Shares shall be made to the Company by wire transfer or certified or official bank check payable in federal (same-day) funds at the office of Friedman, Billings, Ramsey & Co., Inc., Potomac Tower, 1001 Nineteenth Street North, Arlington, Virginia 22209-1710 (unless another place shall be agreed upon by the Underwriter and the Company), against delivery of the certificates for the Option Shares to the Underwriter. Such payment and delivery shall be made at 10:00 a.m., Washington, D.C. time, on each Date of Delivery. Certificates for the Option Shares shall be delivered to the Underwriter in definitive form registered in such names and in such denominations as the Underwriter shall specify. For the purpose of expediting the checking of the certificates for the Option Shares by the Underwriter, the Company agrees to make such certificates available to the Underwriter for such purpose at least one full business day preceding the relevant Date of Delivery.

         3. Representations and Warranties of the Company: The Company, the Operating Partnership and the Financing Partnership, jointly and severally, represent and warrant to the Underwriter that:

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                  a. the Company has been duly organized and is validly
existing as a real estate investment trust in good standing under the laws of the State of Maryland, with requisite power and authority to own its properties, conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement; the Company has been duly qualified or licensed for the transaction of business and is in good standing under the laws of each other jurisdiction in which such qualification or license is required, whether by reason of the ownership, leasing, or management of any properties or the conduct of any other business, except where the failure to be so licensed or qualified would not have a material adverse effect on the condition, financial or otherwise, or the earnings, assets or business affairs of the Company, the Operating Partnership and the Significant Subsidiaries, considered as a single enterprise;

                  b. the Operating Partnership, the Financing Partnership and each other partnership which directly owns the Company's interests in the Properties (each such partnership individually, other than the Operating Partnership and the Financing Partnership, a "Property Partnership" and collectively, the "Property Partnerships") has been duly organized and is validly existing as a partnership in good standing (to the extent applicable) under the laws of its jurisdiction of organization, with partnership power and authority to own its properties, conduct its business as described in the Prospectus and, with respect to the Operating Partnership and the Financing Partnership, enter into and perform their obligations under this Agreement; each of the Operating Partnership, the Financing Partnership and each Property Partnership has been duly qualified or licensed for the transaction of business and is in good standing (to the extent applicable) under the laws of each jurisdiction in which such qualification or license is required, whether by reason of the ownership, leasing, or management of any properties (including the Properties) or the conduct of any other business, except where the failure to be so licensed or qualified would not have a material adverse effect on the condition, financial or otherwise, or the earnings, assets or business affairs of the Company, the Operating Partnership, the Financing Partnership and the Significant Subsidiaries, considered as a single enterprise; all of the partnership interests in each Property Partnership have been duly and validly authorized and issued, are fully paid, and (except as described in the Prospectus) are owned directly or indirectly by the Company, the Operating Partnership, or the Financing Partnership free and clear of all liens, encumbrances, equities or claims;

                  c. the Company has an authorized capitalization as set forth in the Prospectus under the caption "Description of Shares"; the outstanding shares of beneficial interest of the Company have been duly and validly authorized and issued and are fully paid and non-assessable, and conform in all material respects to all statements relating thereto contained in the Prospectus; the Shares have been duly authorized for issuance and sale to the Underwriter pursuant to this Agreement and, when issued and delivered as provided herein and when Articles Supplementary setting the terms of the Shares are duly executed and filed for record with the Maryland State Department of Assessments and Taxation ("SDAT"), the Shares will be validly issued, fully paid and non-assessable; except as described in the Prospectus (or incorporated by reference), there are no outstanding securities convertible into or exchangeable for the Shares or any shares of beneficial interest of the Company and no outstanding options, rights (preemptive or otherwise) or warrants to purchase or to subscribe for such shares or any other securities of the Company;

                  d. each Significant Subsidiary within the meaning of Rule 1-02 of Regulation S-X (the "Significant Subsidiary") has been duly formed and is validly existing and in good standing

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

under the laws of the jurisdiction of its formation; each Significant Subsidiary has the power and authority to own, lease and operate its properties and to conduct the business in which it is engaged, and is duly qualified as a foreign corporation or partnership and is in good standing in each other jurisdiction where such qualification is required; all of the issued and outstanding shares of capital stock, LLC interests and partnership interests, as applicable, of each Significant Subsidiary have been duly authorized and validly issued, are fully paid and are owned free and clear of security interest, mortgage, pledge, lien, encumbrance, claim or equity other than as set forth in the Registration Statement or Prospectus; the ownership of the shares of capital stock, LLC interests and partnership interests, as applicable, of each Significant Subsidiary is as described in the Registration Statement or Prospectus;

                  e. the Company, the Operating Partnership, the Financing Partnership and each Significant Subsidiary are in compliance in all respects with all applicable laws, orders, rules, regulations and directives, including those relating to transactions with affiliates, except for non-compliance which would not have a material adverse effect on the assets, operations, business or condition (financial or otherwise), of the Company, the Operating Partnership, the Financing Partnership and the Significant Subsidiaries taken as a whole;

                  f. neither the Company, the Operating Partnership nor any Significant Subsidiary is in breach of or in default under (nor has any event occurred which with notice, lapse of time, or both would constitute a breach of or default under), its respective declaration of trust, articles of incorporation, charter, by-laws, certificate of limited partnership, partnership agreement, or other organizational document, as applicable, or in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan or credit agreement or other agreement or instrument to which the Company, the Operating Partnership, the Financing Partnership or any Significant Subsidiary is a party or by which any of them is bound, except for such breaches or defaults which would not have a material adverse effect on the assets, operations, business or condition (financial or otherwise) of the Company, the Operating Partnership, the Financing Partnership and the Significant Subsidiaries taken as a whole, and the execution, delivery and performance of this Agreement, and consummation of the transactions contemplated hereby will not conflict with, or result in any breach of or constitute a default under (nor constitute any event which with notice, lapse of time, or both would constitute a breach of or default under), (i) any provision of the declaration of trust, articles of incorporation, charter, by-laws, certificate of limited partnership, partnership agreement, or other organizational document, as applicable, of the Company, the Operating Partnership, the Financing Partnership or any Significant Subsidiary, (ii) any provision of any license, indenture, mortgage, deed of trust, loan or credit agreement or other agreement or instrument to which the Company, the Operating Partnership, the Financing Partnership or any Significant Subsidiary is a party or by which any of them or their respective properties may be bound or affected, or (iii) any federal, state, local or foreign law, regulation or rule or any decree, judgment or order applicable to the Company, the Operating Partnership, the Financing Partnership or any Significant Subsidiary, except in the case of clause (ii) for such breaches or defaults which would not have a material adverse effect on the assets, operations, business or condition (financial or otherwise) of the Company, the Operating Partnership, the Financing Partnership and the Significant Subsidiaries taken as a whole;

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                  g. this Agreement has been duly authorized, executed and
delivered by the Company, the Operating Partnership and the Financing Partnership and is a legal, valid and binding agreement of the Company, the Operating Partnership, and the Financing Partnership enforceable against the Company, the Operating Partnership and the Financing Partnership in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally, and by general principles of equity, and except to the extent that the indemnification provisions of Section 8 hereof may be limited by federal or state securities laws or public policy considerations in respect thereof;

                  h. no approval, authorization, consent or order of or filing with any federal, state or local governmental or regulatory commission, board, body, authority or agency is required in connection with the sale and delivery of the Shares by the Company as contemplated hereby and the performance by the Company, the Operating Partnership, the Financing Partnership and the Significant Subsidiaries of their obligations under this Agreement other than
(A) such as have been obtained, or will have been obtained at the Closing Time or the relevant Date of Delivery, as the case may be, under the Securities Act,
(B) such approvals as have been obtained in connection with the approval of the quotation of the Shares on the New York Stock Exchange and (C) any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Shares are being offered by the Underwriter;

                  i. each of the Company, the Operating Partnership, the Financing Partnership and each Significant Subsidiary has all necessary licenses, authorizations, consents and approvals and has made all necessary filings required under any federal, state or local law, regulation or rule, and has obtained all necessary authorizations, consents and approvals from other persons, required in order to conduct their respective businesses, except to the extent that any failure to have any such licenses, authorizations, consents or approvals, to make any such filings or to obtain any such authorizations, consents or approvals would not, individually or in the aggregate, have a material adverse effect on the assets, operations, business or condition (financial or otherwise) of the Company, the Operating Partnership, the Financing Partnership and the Significant Subsidiaries taken as a whole; neither the Company, the Operating Partnership, the Financing Partnership nor any of the Significant Subsidiaries is in violation of or in default under, any such license, authorization, consent or approval or any federal, state, local or foreign law, regulation or rule or any decree, order or judgment applicable to the Company, the Operating Partnership, the Financing Partnership or any of the Significant Subsidiaries the effect of which could be material and adverse to the assets, operations, business or condition (financial or otherwise) of the Company, the Operating Partnership, the Financing Partnership and the Significant Subsidiaries taken as a whole;

                  j. each of the Registration Statement and any Rule 462(b) Registration Statement has become effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement has been issued under the Securities Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, the Operating Partnership or the Financing Partnership, are contemplated by the Commission, and any request on the part of the Commission or by the state securities authority of any jurisdiction for additional information has been complied with;

                  k. the Registration Statement complies and the Prospectus and any further amendments or supplements thereto will, when they become effective or are filed with the

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

Commission, as the case may be, comply in all material respects with the requirements of the Securities Act and the Securities Act Regulations; the Registration Statement did not, and any amendment thereto will not, in each case as of the applicable effective date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and the Prospectus and any amendment or supplement thereto will not, as of the applicable filing date and at the Closing Time and on each Date of Delivery (if any), contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however; that the Company makes no warranty or representation with respect to any statement contained in the Registration Statement or the Prospectus in reliance upon and in conformity with information concerning the Underwriter and furnished in writing by or on behalf of the Underwriter to the Company expressly for use in the Registration Statement or the Prospectus; if the Company elects to rely upon Rule 434 of the Securities Act Regulations, the Company will comply with Rule 434; if a Rule 462(b) Registration Statement is required in connection with the offering and sale of the Shares, the Company has complied or will comply with the requirements of Rule 111 of the Securities Act Regulations relating to the payment of filing fees therefor;

                  l. the Prospectus delivered to the Underwriter for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T;

                  m. all legal or governmental proceedings, contracts or documents of a character required to be filed as exhibits to the Registration Statement or to be summarized or described in the Prospectus or to be filed as exhibits to the Registration Statement have been so filed, summarized or described as required;

                  n. except as disclosed (or incorporated by reference) in the Registration Statement or the Prospectus, there are no actions, suits or proceedings pending or, to the Company's, the Operating Partnership's or the Financing Partnership's knowledge, threatened against the Company, the Operating Partnership, the Financing Partnership or any of the Significant Subsidiaries or any of their respective properties, at law or in equity, or before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency which could result in a judgment, decree or order having a material adverse effect on the assets, operations, business or condition (financial or otherwise) of the Company, the Operating Partnership, the Financing Partnership and the Significant Subsidiaries taken as a whole;

                  o. the financial statements, including the notes thereto, included in or incorporated by reference into the Registration Statement and the Prospectus present fairly the consolidated financial position of the Company, the Operating Partnership, the Financing Partnership and the Significant Subsidiaries as of the dates indicated and the consolidated results of operations and changes in financial position and cash flows of the Company, the Operating Partnership, the Financing Partnership and the Significant Subsidiaries for the periods specified, such financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis during the periods involved (except as indicated in the notes thereto); the financial statement schedules included in or incorporated by reference into the Registration Statement present fairly the information required to be stated therein; the financial

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

information and data included in or incorporated by reference into the Registration Statement and the Prospectus present fairly the information included therein and have been prepared on a basis consistent with that of the financial statements included in or incorporated by reference into the Registration Statement and the Prospectus and the books and records of the respective entities presented therein; other than the historical or pro forma financial statements (and schedules) included or incorporated by reference therein, no other historical or pro forma financial statements (or schedules) are required by the Securities Act or the Securities Act Regulations to be included in or incorporated by reference into the Registration Statement; except as reflected or disclosed in the financial statements included in or incorporated by reference into the Registration Statement or otherwise set forth in the Prospectus, none of the Company, the Operating Partnership, the Financing Partnership or the Significant Subsidiaries are subject to any material indebtedness, obligation, or liability, contingent or otherwise, known to the Company;

                  p. Arthur Andersen LLP, who have certified the financial statements and financial statement schedules included in or incorporated by reference into the Registration Statement and Prospectus, are independent public accountants as required by the Securities Act and the Securities Act Regulations;

                  q. subsequent to the effective date of the Registration Statement and the date of the Prospectus, and except as may be otherwise stated in the Registration Statement or Prospectus, there has not been (A) any material and unfavorable change, in the assets, operations, business or condition (financial or otherwise), present or prospective, of the Company, the Operating Partnership, the Financing Partnership and the Significant Subsidiaries taken as a whole, (B) any transaction, which is material to the Company, the Operating Partnership, the Financing Partnership and the Significant Subsidiaries taken as a whole, entered into, or the terms of which have been definitely agreed to, by the Company, the Operating Partnership, the Financing Partnership or any of the Significant Subsidiaries or (C) other than immaterial financing and refinancing activities in the ordinary course of business, any obligation, contingent or otherwise, directly or indirectly incurred by the Company, the Operating Partnership, the Financing Partnership or any of the Significant Subsidiaries, which is material to the Company, the Operating Partnership, the Financing Partnership and the Significant Subsidiaries taken as a whole, (D) any dividend or distribution of any kind declared, paid, or made by the Company on any class of its shares of beneficial interest or by the Operating Partnership or the Financing Partnership with respect to their partnership interests, other than regular quarterly dividend payments, (E) any change in the shares of beneficial interest of the Company or the partnership interests of the Operating Partnership, the Financing Partnership or any Significant Subsidiary, other than issuances of common shares pursuant to the Company's dividend reinvestment plan (F) any increase in the indebtedness of the Company, the Operating Partnership, the Financing Partnership or any Significant Subsidiary that is material to such entities, taken as a whole, and (G) a material casualty loss or material condemnation or other material adverse event with respect to the Properties (as the same is defined in the Prospectus);

                  r. neither the Company, the Operating Partnership, the Financing Partnership nor any of the Significant Subsidiaries is, and upon the issuance and sale of the Shares as herein contemplated and the application of the net proceeds therefrom as described in the Prospectus will not be (i) an "investment company" or a company "controlled" by an "investment company"

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

within the meaning of the Investment Company Act of 1940, as amended (the "Investment Company Act"), or (ii) a "holding company" or a "subsidiary company" of a "registered holding company," as defined in the Public Utility Holding Company Act of 1935, as amended;

                  s. the Shares being sold pursuant to this Agreement will conform in all material respects to the description thereof contained in the Registration Statement and Prospectus and will be in substantially the form filed or incorporated by reference, as the case may be, as an exhibit to the Registration Statement;

                  t. there are no persons with registration or other similar rights to have any securities registered pursuant to the Registration Statement or otherwise registered by the Company under the Securities Act;

                  u. the Company has and will at the Closing Time and on each Date of Delivery have good and marketable title to the Shares to be sold on such date by the Company hereunder, free and clear of any security interest, mortgage, pledge, lien, charge, claim, equity or encumbrance of any kind, other than pursuant to this Agreement and upon delivery of such Shares and payment of the purchase price therefor as herein contemplated, assuming the Underwriter has no notice of any adverse claim (as such term is defined in the Uniform Commercial Code as in effect in the State of New York), the Underwriter will receive good and marketable title to the Shares purchased by it on such date from the Company, free and clear of any security interest, mortgage, pledge, lien, charge, claim, equity or encumbrance of any kind;

                  v. the Company, the Operating Partnership, the Financing Partnership and the Significant Subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them, as described in the Prospectus, in each case free and clear of all liens, encumbrances and defects except such as are described in the Prospectus or such as do not materially adversely affect the value of such property and do not materially adversely interfere with the use made and proposed to be made of such property by the Company, the Operating Partnership, the Financing Partnership and the Significant Subsidiaries; and any real property and buildings described in the Prospectus as being held under lease by the Company, the Operating Partnership, the Financing Partnership or any Significant Subsidiary are held by it under valid, subsisting and enforceable leases with such exceptions as are not material and do not materially adversely interfere with the use made and proposed to be made of such property and buildings by the Company, the Operating Partnership, the Financing Partnership and the Significant Subsidiaries;

                  w. neither the Company nor the Operating Partnership, nor the Financing Partnership, nor any of their trustees, directors, officers or controlling persons has taken and will take, directly or indirectly, any action which is designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares;

                  x. neither the Company nor any of its officers directly, or indirectly through one or more intermediaries, controls or has any other association with (within the meaning of Article 1 of the By-Laws of the National Association of Securities Dealers, Inc. (the "NASD")), any member firm of the NASD;

                  y. the Company has not relied upon the Underwriter or legal counsel for the Underwriter for any legal, tax or accounting advice in connection with the offering and sale of the Shares;

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

                  z. the Company is organized in conformity with the requirements for qualification as a real estate investment trust under the Internal Revenue Code of 1986, as amended (the "Code"), the Company's method of operation has enabled it to meet the requirements for qualification and taxation as a real estate investment trust under the Code, and its method of operation enables it to continue to meet the requirements for taxation as a real estate investment trust under the Code;

                  aa. each of the Operating Partnership, the Finance Partnership, and any other partnership in which the Company has a direct or indirect interest is organized and operated to qualify as a partnership for Federal income tax purposes, and not as an association or publicly traded partnership taxable as a corporation; and neither the Company nor any of such partnerships has received any communication from the Internal Revenue Service regarding the status of any such partnership as a partnership for Federal income tax purposes;

                  bb. with respect to each corporation in which the Company owns more than 10% of the voting securities or whose securities account for more than 5% of the fair market value of the Company's assets, the Company has at all times owned 100% of all the equity interests in such corporation since the corporation was formed;

                  cc. the documents incorporated or deemed to be incorporated by reference in the Prospectus, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission thereunder (the "Exchange Act Regulations") and, when read together with the other information in the Prospectus, at the time the Registration Statement became effective did not and will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

                  dd. other than this Agreement, the Company is not a party to any contract, agreement or understanding with any person that would give rise to a valid claim against the Company for a brokerage commission, finder's fee or like payment in connection with the sale of the Shares;

                  ee. no statement, representation, warranty or covenant made by the Company or the Operating Partnership in any certificate or document required by this Agreement to be delivered to the Underwriter was or will be, when made, inaccurate, untrue or incorrect in any material respect; and

                  ff. any certificate signed by any authorized officer of the Company, the Operating Partnership or any Significant Subsidiary delivered to the Underwriter or to counsel for the Underwriter pursuant to or in connection with this Agreement shall be deemed a representation and warranty by the Company to the Underwriter as to the matters covered thereby.

         4. Certain Covenants of the Company: The Company, the Operating Partnership and the Financing Partnership hereby agree with the Underwriter:

                  a. to furnish such information as may be required and otherwise to cooperate in qualifying the Shares for offering and sale under the securities or blue sky laws of such states as the Underwriter may designate and to maintain such qualifications in effect as long as required for the distribution of the Shares, provided that the Company shall not be required to qualify as a foreign corporation or to consent to the service of process under the laws of any such state (except service of process with respect to the offering and sale of the Shares);

                  b. to prepare the Prospectus and Prospectus Supplement in a form approved by the Underwriter and file such Prospectus and Prospectus Supplement with the Commission pursuant to Rule 424(b) of the Securities Act Regulations not later than 10:00 a.m. (Washington, D.C. time), on the day following the execution and delivery of this Agreement and to furnish promptly (and with respect to the initial delivery of such Prospectus and Prospectus Supplement, not later than 10:00 a.m. (Washington, D.C. time) on the day following the execution and delivery of this Agreement) to the Underwriter as many copies of the Prospectus and the Prospectus Supplement (or of the Prospectus as amended or supplemented if the Company shall have made any amendments or supplements thereto after the effective date of the Registration Statement) as the Underwriter may reasonably request for the purposes contemplated by the Securities Act Regulations, which Prospectus and Prospectus Supplement and any amendments or supplements thereto furnished to the Underwriter will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T;

                  c. to advise the Underwriter promptly and (if requested by the Underwriter) to confirm such advice in writing, when the Registration Statement has become effective and when any post-effective amendment thereto becomes effective under the Securities Act Regulations;

                  d. to advise the Underwriter promptly, confirming such advice in writing, of (i) any request by the Commission for amendments or supplements to the Registration Statement or Prospectus or for additional information with respect thereto, or (ii) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any Preliminary Prospectus, the Prospectus, the Prospectus Supplement or of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes and, if the Commission or any other government agency or authority should issue any such order, to make every reasonable effort to obtain the lifting or removal of such order as soon as possible; to advise the Underwriter promptly of any proposal to amend or supplement the Registration Statement or Prospectus and to file no such amendment or supplement to which the Underwriter shall reasonably object in writing;

                  e. to furnish to the Underwriter for a period of five years from the date of this Agreement (i) as soon as available, copies of all annual, quarterly and current reports or other communications supplied to holders of Preferred Shares, (ii) as soon as practicable after the filing thereof; copies of all reports filed by the Company with the Commission, the NASD or any securities exchange, and (iii) such other information as the Underwriter may reasonably request regarding the Company, the Operating Partnership, the Financing Partnership and the Significant Subsidiaries;

                  f. to advise the Underwriter promptly of the happening of any event known to the Company, the Operating Partnership, or the Financing Partnership within the time during which a Prospectus relating to the Shares is required to be delivered under the Securities Act Regulations which, in the judgment of the Company, would require the making of any change in the Prospectus then being used so that the Prospectus would not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and, during such time, to prepare and furnish, at the Company's expense, to the Underwriter promptly such amendments or supplements to such Prospectus as may be necessary to reflect any such change and to furnish to the Underwriter a copy of such proposed amendment or supplement before filing any such amendment or supplement with the Commission;

                  g. to furnish promptly to the Underwriter a signed copy of the Registration Statement, as initially filed with the Commission, and of all amendments thereto (including all exhibits thereto) and such number of conformed copies of the foregoing as the Underwriter may reasonably request;

                  h. to furnish to the Underwriter, not less than two business days before filing with the Commission subsequent to the effective date of the Prospectus and during the period referred to in paragraph (f) above, a copy of any document proposed to be filed with the Commission pursuant to Section 13, 14, or 15(d) of the Exchange Act;

                  i. the Company will apply the net proceeds of the sale of the Shares in accordance with its statements under the caption "Use of Proceeds" in the Prospectus;

                  j. to make generally available to its security holders as soon as practicable an earning statement (in form, at the option of the Company, complying with the provisions of Rule 158 of the Securities Act Regulations) of the Company and its Significant Subsidiaries covering a period of 12 months beginning after the effective date of the Registration Statement;

                  k. to use its best efforts to effect and maintain the quotation of the Shares on the New York Stock Exchange and to file with the New York Stock Exchange all documents and notices required by the New York Stock Exchange of companies that have securities that are traded in the New York Stock Exchange and quotations for which are reported by the New York Stock Exchange;

                  l. to refrain during a period of 180 days from the date of the Prospectus, without the prior written consent of the Underwriter, from (i) offering, pledging, selling, contracting to sell, selling any option or contract to purchase, purchasing any option or contract to sell, granting any option for the sale of or otherwise disposing of or transferring, directly or indirectly, any Shares or any securities convertible into or exercisable or exchangeable for Shares, or filing any registration statement under the Securities Act with respect to any of the foregoing or (ii) entering into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Shares, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of the Shares or such other securities, in cash or otherwise. The foregoing sentence shall not apply to the Shares to be sold hereunder;

                  m. the Company will use its best efforts to meet the requirements to continue to qualify as a "real estate investment trust" under the Code;

                  n. the Company and the Operating Partnership will not invest, reinvest or otherwise use the proceeds received by the Company or the Operating Partnership from the sale of the Shares in such a manner, or take any action or omit to take any action, that would cause the Company, the Operating Partnership, or the Financing Partnership to become an "investment company" as that term is defined in the investment Company Act;

                  o. neither the Company nor the Operating Partnership nor the Financing Partnership will (A) take, directly or indirectly, any action designed to cause or to result in, or that might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares, (B) sell, bid for or purchase the Shares or pay any person any compensation for soliciting purchase of the Shares, or (C) pay or agree to pay to any person any compensation for soliciting another to purchase any other securities of the Company; and

                  p. on or prior to the Closing Time, the Company will cause Articles Supplementary relating to the Preferred Shares to be filed for record with the SDAT in accordance with the laws of the State of Maryland.

        5.        Payment of Expenses:

                  a. The Company agrees to pay all costs and expenses incident to the performance of its obligations under this Agreement, whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated, including expenses, fees and taxes in connection with (i) the preparation and filing of the Registration Statement, each Preliminary Prospectus, the Prospectus, and any amendments or supplements thereto, and the printing and furnishing of copies of each thereof to the Underwriter and to dealers (including costs of mailing and shipment), (ii) the preparation, issuance and delivery of the certificates for the Shares to the Underwriter, including any stock or other transfer taxes or duties payable upon the sale of the Shares to the Underwriter, (iii) the printing of this Agreement and any dealer agreements, and the reproduction and/or printing and furnishing of copies of each thereof to the Underwriter and to dealers (including costs of mailing and shipment), (iv) the qualification of the Shares for offering and sale under state laws that the Company and the Underwriter have mutually agreed are appropriate and the determination of their eligibility for investment under state law as aforesaid assuming that the Shares are approved for quotation on the New York Stock Exchange and the printing and furnishing of copies of any blue sky surveys or legal investment surveys to the Underwriter and to dealers,
(v) reasonable legal fees, filing fees and other charges of counsel for the Underwriter in connection with this Agreement and the offering and sale of the Shares consistent with the terms of the engagement letter between the Company and the Underwriter, (vi) filing for review of the public offering of the Shares by the NASD, (vii) the fees and expenses of any transfer agent or registrar for the Shares, (viii) the fees and expenses incurred in connection with the inclusion of the Shares in the New York Stock Exchange, (ix) making road show presentations with respect to the offering of the Shares, (x) preparing and distributing a reasonable number of bound volumes of transaction documents for the Underwriter and its legal counsel and (xi) the performance of the Company's other obligations hereunder. Upon the Underwriter's request, the Company will provide funds in advance for filing fees.

                  b. The Company agrees to reimburse the Underwriter for its reasonable and documented out-of-pocket expenses in connection with the performance of its activities under this Agreement, whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated, including, but not limited to, costs such as reasonable printing, facsimile, courier service, direct computer expenses, accommodations, travel and the reasonable fees and expenses of the Underwriter's outside legal counsel consistent with the terms of the engagement letter between the Company and the Underwriter;

         6. Conditions of the Underwriter's Obligations: The obligations of the Underwriter hereunder are subject to the accuracy of the representations and warranties on the part of the Company on the date hereof and at the Closing Time and on each Date of Delivery, the performance by the Company of its obligations hereunder and to the following conditions:

                  a. the Registration Statement shall have become effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to the Underwriter's and its counsel's reasonable satisfaction. A prospectus containing information relating to the description of the Shares, the specific method of distribution and similar matters shall have been filed within the prescribed time period, and prior to the Closing Time with the Commission in accordance with Rule 424(b) (or any required post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rule 430A), or, if the Company has elected to rely upon Rule 434 of the Securities Act Regulations, a Term Sheet including the Rule 434 information shall have been filed with the Commission in accordance with Rule 424(b)(7). The rating assigned by any nationally recognized statistical rating organization to the Shares as of the date of this Agreement shall not have been lowered since such date nor shall any such rating organization have publicly announced that it has placed the Shares on what is commonly termed a "watch list" for possible downgrading. There shall not have come to the Underwriter's attention any facts that would cause the Underwriter to believe that the Prospectus, together with the Prospectus Supplement, at the time it was required to be delivered to purchasers of the Shares, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances existing at such time, not misleading.

                  b. the Company shall furnish to the Underwriter at the Closing Time and on each Date of Delivery an opinion of Reed Smith Shaw & McClay, counsel for the Company, addressed to the Underwriter and dated the Closing Time and each Date of Delivery and in form satisfactory to Winston & Strawn, counsel for the Underwriter, stating that:

                        i. the Company has been duly organized and is validly existing as a real estate investment trust in good standing under the laws of the State of Maryland, with requisite power and authority to own its properties and conduct its business as described in the Prospectus;

                        ii. the Company has an authorized capitalization as set forth in the Prospectus under the caption "Description of Shares"; the outstanding shares of beneficial interest of the Company have been duly and validly authorized and issued and are fully paid and nonassessable; the terms of the Shares conform in all material respects to all statements and descriptions related thereto contained in the Prospectus;

                        iii. each of the Operating Partnership, the Financing Partnership and each Significant Subsidiary has been duly organized and is validly existing as a partnership or corporation, as the case may be, in good standing (to the extent applicable) under the laws of its jurisdiction of organization; the partnership agreement of the Operating Partnership has been duly authorized, executed and delivered by the Company and the Operating Partnership and, assuming the due authorization, execution and delivery where applicable by each of the parties thereto other than the Company and the Operating Partnership, constitutes valid and legally binding obligations of the Company and the Operating Partnership, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium, and similar laws of general applicability relating to or affecting creditors' rights and to the effect of general principles of equity; and the partnership agreement of the Financing Partnership and each Significant Subsidiary that is a partnership has been duly authorized, executed and delivered by the parties thereto and, assuming the due authorization, execution and delivery where applicable by each of the parties thereto other than the Company, the Operating Partnership, the Financing Partnership and any Significant Subsidiary constitutes valid and legally binding obligations of the Company, the Operating Partnership, and the Significant Subsidiaries, as applicable, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium, and similar laws of general applicability relating to or affecting creditors' rights and to the effect of general principles of equity (such counsel being entitled to rely in respect of the opinion in this clause in respect of matters of fact upon certificates of officers of the Company, the Operating Partnership, the Financing Partnership or the Significant Subsidiaries, provided that such counsel shall state that they believe that both the Underwriter and they are justified in relying upon such certificates);

                        iv. each of the Company, the Operating Partnership, the Financing Partnership and the Significant Subsidiaries has been duly qualified or licensed as a foreign corporation, limited partnership, or otherwise, as appropriate, for the transaction of business and is in good standing (to the extent applicable) under the laws of each other jurisdiction in which such qualification or license is required, whether by reason of the ownership, leasing or management of any properties or the conduct of any other business, except where the failure to be so qualified or licensed would not have a material adverse effect on the assets, operations, business or condition (financial or otherwise) of the Company, the Operating Partnership, the Financing Partnership and the Significant Subsidiaries taken as a whole, (such counsel being entitled to rely in respect of the opinion in this clause in respect of matters of fact upon certificates of officers of the Company and governmental authorities, provided that such counsel shall state that they believe that both the Underwriter and they are justified in relying upon such certificates);

                        v. to such counsel's knowledge and other than as set forth in the Registration Statement or Prospectus or incorporated by reference therein, there are no legal or governmental proceedings pending to which the Company, the Operating Partnership, the Financing Partnership or any Significant Subsidiary is a party or of which any property of the Company, the Operating Partnership, the Financing Partnership or any Significant Subsidiary is the subject which would individually or in the aggregate, be reasonably expected to have a material adverse effect on the assets, operations, business or condition (financial or otherwise) of the Company, the Operating Partnership, the Financing Partnership and the Significant Subsidiaries taken as a whole; and, to such counsel's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

                        vi. this Agreement has been duly authorized, executed, and delivered by the Company, the Operating Partnership, the Financing Partnership; the Shares have been duly and validly authorized by all necessary corporate/trust action on the part of the Company, and when executed, authenticated and delivered in accordance with this Agreement will be validly issued, fully paid and non-assessable and will be valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms; the issuance of the Shares is not subject to any statutory preemptive rights or, to counsel's knowledge, any contractual rights to subscribe for more shares;

                        vii. to such counsel's knowledge, the Company, the Operating Partnership, the Financing Partnership and the Significant Subsidiaries are in compliance in all respects with all applicable laws, orders, rules, regulations and directives, except for non-compliance which would not have a material adverse effect on the assets, operations, business or condition (financial or otherwise) of the Company, the Operating Partnership, the Financing Partnership and the Significant Subsidiaries taken as a whole;

                        viii. to such counsel's knowledge, neither the Company, the Operating Partnership, the Financing Partnership nor any of the Significant Subsidiaries is in breach of or in default under (nor has any event occurred which with notice, lapse of time, or both would constitute a breach of or default under), any license, indenture, mortgage, deed of trust, loan or credit agreement or any other agreement or instrument to which the Company, the Operating Partnership, the Financing Partnership or any of the Significant Subsidiaries is a party or by which any of them or their respective properties may be bound or affected or under any law, regulation or rule or any decree, judgment or order applicable to the Company, the Operating Partnership, the Financing Partnership or any of the Significant Subsidiaries, except such breaches or defaults which would not have a material adverse effect on the assets, operations, business or condition (financial or otherwise) of the Company, the Operating Partnership, the Financing Partnership and the Significant Subsidiaries taken as a whole.

                        ix. the execution, delivery and performance of this Agreement by the Company, the Operating Partnership and, the Financing Partnership and the consummation by the Company, the Operating Partnership and the Financing of the transactions contemplated hereby do not and will not conflict with, or result in any breach of or constitute a default under (nor constitute any event which with notice, lapse of time, or both would constitute a breach of or default under), (i) any provisions of the declaration of trust, the articles of incorporation, charter, by-laws, certificate of limited partnership, partnership agreement or other organizational documents, as the case may be, of the Company, the Operating Partnership, the Financing Partnership or any Significant Subsidiary, (ii) to the knowledge of such counsel, any provision of any license, indenture, mortgage, deed of trust, loan or credit agreement or other agreement or instrument to which the Company, the Operating Partnership, the Financing Partnership or any Subsidiary is a party or by which any of them or their respective properties may be bound or affected, or (iii) any law or regulation or any decree, judgment or order applicable to the Company, the Operating Partnership, the Financing Partnership or any Significant Subsidiary, except in the case of clause (ii) for such conflicts, breaches or defaults which individually or in the aggregate would not have a material adverse effect on the assets, operations, business or condition (financial or otherwise) of the Company, the Operating Partnership, the Financing Partnership and the Significant Subsidiaries taken as a whole;

                        x. no approval, authorization, consent or order of or filing with any federal, state or local governmental or regulatory commission, board, body, authority or agency is required in connection with the sale and delivery of the Shares by the Company as contemplated hereby other than such as have been obtained or made under the Securities Act and except that such counsel need express no opinion as to any necessary qualification under the state securities or blue sky laws of the various jurisdictions in which the Shares are being offered by the Underwriter;

                        xi. to such counsel's knowledge, each of the Company, the Operating Partnership, the Financing Partnership and the Significant Subsidiaries has all necessary licenses, authorizations, consents and approvals and has made all necessary filings required under any federal, state or local law, regulation or rule, and has obtained all necessary authorizations, consents and approvals from other persons, required in order to conduct their respective businesses, except to the extent that any failure to have any such licenses, authorizations, consents or approvals, to make any such filings or to obtain any such authorizations, consents or approvals would not, individually or in the aggregate, have a material adverse effect on the assets, operations, business or condition (financial or otherwise) of the Company, the Operating Partnership, the Financing Partnership and the Significant Subsidiaries taken as a whole; to such counsel's knowledge, neither the Company, the Operating Partnership, the Financing Partnership nor any of the Significant Subsidiaries is in violation of or in default under, any such license, authorization, consent or approval or any federal, state, local or foreign law, regulation or rule or any decree, order or judgment applicable to the Company, the Operating Partnership, the Financing Partnership or any of the Significant Subsidiaries the effect of which could be material and adverse to the assets, operations, business or condition (financial or otherwise) of the Company, the Operating Partnership, the Financing Partnership and the Significant Subsidiaries taken as a whole;

                        xii. the Company is not an "investment company" or an entity "controlled" by an "investment company," as such terms are defined in the Investment Company Act;

                        xiii. the sale of the Shares by the Company is not subject to preemptive or other similar rights arising by operation of law, under the declaration of trust or by-laws of the Company, to such counsel's knowledge under any agreement to which the Company, the Operating Partnership, the Financing Partnership or any of the Significant Subsidiaries is a party or, to such counsel's knowledge, otherwise;

                        xiv. the Company has and will at the Closing Time and on each Date of Delivery have good and marketable title to the Shares to be sold on such date by the Company hereunder, free and clear of any security interest, mortgage, pledge, lien, charge, claim, equity or encumbrance of any kind, other than pursuant to this Agreement; and upon delivery of such Shares and payment of the purchase price therefor as herein contemplated, assuming the Underwriter has no notice of any adverse claim (as such term is defined in the Uniform Commercial Code as in effect in the State of New York), each Underwriter will receive good and marketable title to the Shares purchased by it on such date from the Company, free and clear of any security interest, mortgage, pledge, lien, charge, claim, equity or encumbrance of any kind;

                        xv. to such counsel's knowledge, there are no persons with registration or other similar rights to have any securities registered pursuant to the Registration Statement or otherwise registered by the Company under the Securities Act;

                        xvi. the form of certificate used to evidence the Shares complies in all material respects with all applicable statutory requirements, with any applicable requirements of the declaration of trust and by-laws of the Company and the requirements of the New York Stock Exchange;

                        xvii. the Shares conform in all material respects to the descriptions thereof contained in the Registration Statement and Prospectus and have been duly authorized by the Company and are validly issued, fully paid and nonassessable;

                        xviii. the Registration Statement has become effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings with respect thereto have been commenced or threatened;

                        xix. the statements under the captions "Description of Shares", "Certain Provisions of Maryland Law and Crown's Declaration of Trust and Bylaws" and "Certain Federal Income Tax

Considerations to Crown of its REIT Election" in the Registration Statement and the Prospectus and the statements under the caption "Certain Federal Income Tax Consequences" in the Prospectus Supplement, insofar as such statements constitute matters of law or legal conclusions or constitute summaries of documents described therein, fairly and accurately describe such legal matters or documents and fairly and accurately summarize the matters referred to therein;

                        xx. there are no actions, suits or proceedings pending or, to such counsel's knowledge, threatened against the Company, the Operating Partnership, the Financing Partnership or any of the Significant Subsidiaries or any of their respective properties, at law or in equity, or before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency which are required to be described in the Prospectus but are not so described or incorporated by reference;

                        xxi. to such counsel's knowledge, there are no contracts or documents of a character which are required to be filed as exhibits to the Registration Statement or to be summarized or described in the Prospectus which have not been so filed, summarized, described, or incorporated therein by reference;

                        xxii. the Company is organized in conformity with the requirements for qualification as a real estate investment trust under the Code, the Company's method of operation has enabled it to meet the requirements for qualification and taxation as a real estate investment trust under the Code, and its method of operation enables it to continue to meet the requirements for taxation as a real estate investment trust under the Code;

                        xxiii. at the time the Registration Statement became effective, the Registration Statement and Prospectus (except for financial statements and schedules and related notes included therein, and the other financial, statistical, and accounting data included in the Registration Statement or Prospectus as to which such counsel need not express any opinion), excluding the documents incorporated by reference therein complied as to form in all material respects with the requirements of the Securities Act and the Securities Act Regulations;

                        xxiv. each document heretofore filed pursuant to the Exchange Act and incorporated or deemed to be incorporated by reference in the prospectus (except for financial statements and schedules and other financial information included or incorporated by reference therein, as to which such counsel need not express any opinion) complied as to form in all material respects with the requirements of the Exchange Act and the applicable Exchange Act Regulations in effect at the date of their respective filings; and

                        xxv. the Articles Supplementary relating to the Shares have been filed for record with the SDAT pursuant to the laws of the State of Maryland and the number of Shares and the title, par value, liquidation preference, ranking, dividend rate or rates (or method of calculation), dividend payment dates, redemption or sinking fund requirements, conversion provisions and other terms of the Shares have been set forth therein.

         In addition, such counsel shall state that they have participated in conferences with officers and other representatives of the Company and independent public accountants of the Company at which the contents of the Registration Statement and Prospectus were discussed and, although such counsel is not passing upon and does not assume responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or Prospectus (except as and to the extent stated in subparagraphs
(xvii), (xix) and (xxi) above), on the basis of the foregoing, nothing has come to the attention of such counsel that causes them to believe that the Registration Statement, the Preliminary Prospectus or the Prospectus, as of their respective effective or issue dates and as of the date of such counsel's opinion, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (it being understood that, in each case, such counsel need express no view with respect to the financial statements and other financial and statistical data included in the Registration Statement, Preliminary Prospectus or Prospectus).

                  a. (i) At the time of the execution of this Agreement, Arthur Andersen LLP shall have furnished to the Underwriter a letter or letters, dated such date, in form and substance satisfactory to the Underwriter, to the effect set forth in Annex I hereto and (ii) at Closing Time, the Underwriter shall have received from Arthur Andersen LLP a letter, dated as of the Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (c)(i) of this Section 6, and, if the Company has elected to rely upon Rule 430A of the Securities Act Regulations, to the further effect that they have carried out procedures specified in paragraph (v) of Annex I with respect to certain amounts, percentages, and financial information specified by and deemed to be part of the Registration Statement pursuant to Rule 430A(b) and have found such amounts, percentages and financial information to be in agreement with the records specified in such paragraph
(v).

                  b. The Underwriter shall have received at the Closing Time and on each Date of Delivery the favorable opinion of Winston & Strawn, counsel for the Underwriter, dated the Closing Time or such Date of Delivery, in form and substance satisfactory to the Underwriter.

                  c. No amendment or supplement to the Registration Statement or Prospectus shall have been filed to which the Underwriter shall have objected in writing.

                  d. Prior to the Closing Time and each Date of Delivery (i) no stop order suspending the effectiveness of the Registration Statement or any order preventing or suspending the use of any Preliminary Prospectus or Prospectus has been issued by the Commission, and no suspension of the qualification of the Shares for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes, has occurred and (ii) the Registration Statement and the Prospectus shall not contain an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                  e. Between the time of execution of this Agreement and the Closing Time or the relevant Date of Delivery (i) no material and unfavorable change (other than as disclosed in the Registration Statement and Prospectus), in the assets, operations, business or condition (financial or otherwise) of the Company, the Operating Partnership and the Significant Subsidiaries taken as a whole shall occur or become known and (ii) no transaction which is material and unfavorable to the Company shall have been entered into by the Company, the Operating Partnership or any of the Significant Subsidiaries.

                  f. At the Closing Time, the Shares shall have been approved for inclusion in the New York Stock Exchange.

                  g. The NASD shall not have raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.

                  h. The Company will, at the Closing Time and on each Date of Delivery, deliver to the Underwriter a certificate of its two principal executive officers, Frank J. Pasquerilla and Mark E. Pasquerilla, to the effect that, to each of such officer's knowledge, the representations and warranties of the Company set forth in this Agreement and the conditions set forth in paragraphs (f), (g) and (h) have been met and are true and correct as of such date.

                  i. The Company shall have furnished to the Underwriter such other documents and certificates as to the accuracy and completeness of any statement in the Registration Statement and the Prospectus as of the Closing Time or any Date of Delivery as the Underwriter may reasonably request.

                  j. The Company, the Operating Partnership and the Financing Partnership shall perform such of their obligations under this Agreement as are to be performed by the terms hereof at or before the Closing Time or the relevant Date of Delivery.

         2. Termination: The obligations of the Underwriter hereunder shall be subject to termination in the absolute discretion of the Underwriter, at any time prior to the Closing Time or any Date of Delivery, if trading in securities in the New York Stock Exchange shall have been suspended or minimum prices shall have been established on the New York Stock Exchange, or if a banking moratorium shall have been declared either by the United States or New York State authorities, or if the United States shall have declared war in accordance with its constitutional processes or there shall have occurred any material outbreak or escalation of hostilities or other national or international calamity or crisis of such magnitude in its effect on the financial markets of the United States as, in the judgment of the Underwriter, to make it impracticable to market the Shares.

         If the Underwriter elects to terminate this Agreement as provided in this Section 7, the Company and the Underwriter shall be notified promptly by letter or facsimile.

         If the sale to the Underwriter of the Shares, as contemplated by this Agreement, is not carried out by the Underwriter for any reason permitted under this Agreement or if such sale is not carried out because the Company, the Operating Partnership and the Financing Partnership shall be unable to comply with any of the terms of this Agreement, the Company, the Operating Partnership and the Financing Partnership shall not be under any obligation or liability under this Agreement (except to the extent provided in Sections 5 and 8 hereof) and the Underwriter shall be under no obligation or liability to the Company, the Operating Partnership or the Financing Partnership under this Agreement (except to the extent provided in Section 8 hereof) or to one another hereunder.

         1.       Indemnity and Contribution by the Company and the
                  Underwriter:

                  a. The Company, the Operating Partnership and the Financing Partnership, jointly and severally, agree to indemnify, defend and hold harmless the Underwriter and any person who controls the Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any loss, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, the Underwriter or controlling person may incur under the Securities Act, the Exchange Act or otherwise, insofar as such loss, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Company) or in a Prospectus (the term Prospectus for the purpose of this Section 8 being deemed to include any Preliminary Prospectus, the Prospectus and the Prospectus as amended or supplemented by the Company), or arises out of or is based upon any omission or alleged omission to state a material fact required to be stated in either such Registration Statement or Prospectus or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading, except insofar as any such loss, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission of a material fact contained in and in conformity with information furnished in writing by the Underwriter to the Company expressly for use in such Registration Statement or such Prospectus, provided, however; that the indemnity agreement contained in this subsection
(a) with respect to any Preliminary Prospectus shall not inure to the benefit of the Underwriter (or to the benefit of any person controlling the Underwriter) with respect to any person asserting any such loss, expense, liability or claim which is the subject thereof if the Prospectus corrected any such alleged untrue statement or omission and if the Underwriter failed to send or give a copy of the Prospectus to such person at or prior to the written confirmation of the sale of Shares to such person, unless such failure resulted from noncompliance by the Company with Section 4(b). The statements set forth in the last paragraph on the cover page and under the caption "Underwriting" in the Preliminary Prospectus and the Prospectus (to the extent such statements relate to the Underwriter) constitute the only information furnished by or on behalf of the Underwriter to the Company for purposes of Sections 2(b) and this
Section 8(a).

         If any action is brought against the Underwriter or controlling person in respect of which indemnity may be sought against the Company, the Operating Partnership or the Financing Partnership pursuant to the preceding paragraph, the Underwriter shall promptly notify the Company in writing of the institution of such action and the Company shall assume the defense of such action, including the employment of counsel and payment of expenses. The Underwriter or controlling person shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of the Underwriter or such controlling person unless the employment of such counsel shall have been authorized in writing by the Company in connection with the defense of such action or the Company shall not have employed counsel to have charge of the defense of such action within a reasonable time or such indemnified party or parties shall have reasonably concluded (based on the advice of counsel) that there may be defenses available to it or them which are different from or additional to those available to the Company (in which case the Company shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by the Company and paid as incurred (it being understood, however, that the Company shall not be liable for the expenses of more than one separate counsel for the Underwriter or controlling persons in any one action or series of related actions in the same jurisdiction representing the indemnified parties who are parties to such action). Anything in this paragraph to the contrary notwithstanding, the Company, the Operating Partnership and the Financing Partnership shall not be liable for any settlement of any such claim or action effected without its written consent.

                  a. The Underwriter agrees to indemnify, defend and hold harmless the Company, the

Operating Partnership and the Financing Partnership and each of the Company's directors and each of the Company's officers that signed the Registration Statement and any person who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any loss, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, the Company, the Operating Partnership and the Financing Partnership or each such other person may incur under the Securities Act, the Exchange Act or otherwise, insofar as such loss, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in and in conformity with information furnished in writing by the Underwriter through the Underwriter to the Company expressly for use in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Company) or in a Prospectus, or arises out of or is based upon any omission or alleged omission to state a material fact in connection with such information required to be stated either in such Registration Statement or Prospectus or necessary to make such information, in light of the circumstances under which made, not misleading.

         If any action is brought against the Company, the Operating Partnership or any such other person in respect of which indemnity may be sought against the Underwriter pursuant to the foregoing paragraph, the Company, the Operating Partnership, the Financing Partnership or such person shall promptly notify the Underwriter in writing of the institution of such action and the Underwriter shall assume the defense of such action, including the employment of counsel and payment of expenses. The Company, the Operating Partnership, the Financing Partnership or such person shall have the right to employ its own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of the Company, the Operating Partnership, the Financing Partnership or such person unless the employment of such counsel shall have been authorized in writing by the Underwriter in connection with the defense of such action or the Underwriter shall not have employed counsel to have charge of the defense of such action within a reasonable time or such indemnified party or parties shall have reasonably concluded (based on the advice of counsel) that there may be defenses available to it or them which are different from or additional to those available to the Underwriter (in which case the Underwriter shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by the Underwriter and paid as incurred (it being understood, however, that the Underwriter shall not be liable for the expenses of more than one separate counsel in any one action or series of related actions in the same jurisdiction representing the indemnified parties who are parties to such action). Anything in this paragraph to the contrary notwithstanding, the Underwriter shall not be liable for any settlement of any such claim or action effected without the written consent of the Underwriter.

                  a. If the indemnification provided for in this Section 8 is unavailable to an indemnified party under subsections (a) and (b) of this
Section 8 in respect of any losses, expenses, liabilities or claims referred to therein, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, expenses, liabilities or claims
(i) in such proportion as is appropriate to reflect the relative benefits received by the Company, the Operating Partnership and the Financing Partnership on the one hand and the Underwriter on the other hand from the offering of the Shares or (ii) if the allocation provided by clause
(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, the Operating Partnership and the Financing Partnership on the one hand and of the Underwriter on the other in connection with the statements or omissions which resulted in such losses, expenses, liabilities or claims, as well as any other relevant equitable considerations. The relative benefits received by the Company, the Operating Partnership and the Financing Partnership on the one hand and the Underwriter on the other shall be deemed to be in the same proportion as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company or the Operating Partnership bear to the underwriting discounts and commissions received by the Underwriter. The relative fault of the Company, the Operating Partnership and the Financing Partnership on the one hand and of the Underwriter on the other shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or omission or alleged omission relates to information supplied by the Company, the Operating Partnership, or the Financing Partnership or by the Underwriter and the parties, relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages and liabilities referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any claim or action.

                  b. The Company, the Operating Partnership, the Financing Partnership and the Underwriter agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation by any other method of allocation which does not take account of the equitable considerations referred to in subsection (c) above. Notwithstanding the provisions of this Section 8, (i) the Underwriter shall not be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which the Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission and (ii) the Company, the Operating Partnership and the Financing Partnership shall not be required to contribute any amount in excess of the amount by which the proceeds received in connection herewith exceed the amount of any damages which the Company has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

                  c. The indemnity and contribution agreements contained in this Section 8 and the covenants, warranties and representations of the Company, the Operating Partnership and the Financing Partnership contained in this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the Underwriter, or any person who controls the Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, or by or on behalf of the Company the Operating Partnership or the Financing Partnership or the Company's directors and officers or any person who controls the Company within the meaning of
Section 15 of the Securities Act or Section 20 of the Exchange Act, and shall survive any termination of this Agreement or the sale and delivery of the Shares. The

Company, the Operating Partnership, the Financing Partnership and the Underwriter agree promptly to notify the others of the commencement of any litigation or proceeding against it and, in the case of the Company, against any of the Company's officers and directors, in connection with the sale and delivery of the Shares, or in connection with the Registration Statement or Prospectus.

         2. Notices: Except as otherwise herein provided, all statements, requests, notices and agreements shall be in writing or by telegram and, if to the Underwriter, shall be sufficient in all respects if delivered or sent to Friedman, Billings, Ramsey & Co., Inc., 1001 19th Street North, Arlington, Virginia 22209, Attention: Compliance Department; if to the Company, shall be sufficient in all respects if delivered to the Company at the offices of the Company at Pasquerilla Plaza, Johnstown, Pennsylvania 15901, Attention: General Counsel.

         3. Governing Law; Headings: THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF MARYLAND WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES. The section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement.

         4. Parties at Interest: The Agreement herein set forth has been and is made solely for the benefit of the Underwriter, the Company, the Operating Partnership, the Financing Partnership and the controlling persons, directors and officers referred to in Section 8 hereof; and their respective successors, assigns, executors and administrators. No other person, partnership, association or corporation (including a purchaser, as such purchaser, from the Underwriter) shall acquire or have any right under or by virtue of this Agreement.

         5. Counterparts: This Agreement may be signed by the parties in counterparts which together shall constitute one and the same agreement among the parties.

                            [signature page follows]

        If the foregoing correctly sets forth the understanding among the Company, the Operating Partnership, the Financing Partnership and the Underwriter, please so indicate in the space provided below for the purpose, whereupon this Agreement shall constitute a binding agreement among the Company, the Operating Partnership and the Underwriter.


                                Very truly yours,

                                CROWN AMERICAN REALTY TRUST

                                By:
                                      Name:
                                      Title:

                                CROWN AMERICAN PROPERTIES, L.P.

                                By: CROWN AMERICAN REALTY TRUST

                                By:
                                      Name:
                                      Title:

                                CROWN AMERICAN FINANCING PARTNERSHIP

                                By: CROWN AMERICAN FINANCING CORPORATION

                                By:
                                      Name:
                                      Title:

Accepted and agreed to as
of the date first above written:

FRIEDMAN, BILLINGS, RAMSEY &
CO., INC.

By:
      Name:
      Title:

                                    ANNEX I

         Pursuant to Section 6(c) of the Underwriting Agreement, the accountants shall furnish letters to the Underwriter to the effect that:

         (i) They are independent certified public accountants with respect to the Company and its subsidiaries within the meaning of the Securities Act and the applicable rules and regulations thereunder;

         (i) In their opinion, the financial statements and any supplemental financial information and schedules audited (and, if applicable, and/or pro forma financial information examined) by them and included in the Prospectus or the Registration Statement comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the related published rules and regulations thereunder; and, if applicable, they have made a review in accordance with standards established by the American Institute of Certified Public Accountants of the unaudited consolidated interim financial statements as indicated in their reports thereon, copies of which have been furnished to the Underwriter;

         (i) The unaudited selected financial information with respect to the consolidated results of operations and financial position of the Company for the five recent fiscal years included in the Prospectus agrees with the corresponding amounts (after restatements where applicable) in the audited consolidated financial statements for such five fiscal years for such fiscal years;

         (i) On the basis of limited procedures, not constituting an audit in accordance with generally accepted auditing standards, consisting of a reading of the unaudited financial statements and other information referred to below, a reading of the latest available interim financial statements of the Company and its subsidiaries, inspection of the minute books of the Company and its subsidiaries since the date of the latest audited financial statements included in the Prospectus, inquiries of officials of the Company and its subsidiaries responsible for financial and accounting matters and such other inquiries and procedures as may be specified in such letter, nothing came to their attention that caused them to believe that:

               A) the unaudited consolidated statements of income, consolidated balance sheets and consolidated statements of cash flows included in the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the related published rules and regulations thereunder, or are not in conformity with generally accepted accounting principles applied on a basis substantially consistent with the basis for the audited consolidated statements of income, consolidated statements of income, consolidated balance sheets and consolidated statements of cash flows included in the Prospectus;

               A) Any other unaudited income statement data and balance sheet items included in the Prospectus do not agree with the corresponding items in the unaudited consolidated financial statements from which such data and items were derived, and any such unaudited data and items were not determined on a basis substantially consistent with the basis for the corresponding amounts in the audited consolidated financial statements included in the Prospectus;

               A) the unaudited financial statements which were not included in the Prospectus but from which were derived any unaudited condensed financial statements referred to in Clause (A) and any unaudited income statement data and balance sheet items included in the Prospectus and referred to in Clause (B) were not determined on a basis substantially consistent with the basis for the audited consolidated financial statements included in the Prospectus;

               A) as of a specified date not more than five days prior to the date of such letter, there have been any changes in the consolidated capital shares (other than issuances of capital shares upon exercise of options and share appreciation rights, upon earn-outs of performance shares and upon conversions of convertible securities, in each case which were outstanding on the date of the latest financial statements included in the Prospectus) or any increase in the consolidated long-term debt of the Company and its subsidiaries, or any decreases in consolidated net current assets or other items specified by the Underwriter or any increases in any items specified by the Underwriter, in each case as compared with amounts shown in the latest balance sheet included in the Prospectus, except in each case for changes, increases or decreases which the Prospectus discloses have occurred or may occur or which are described in such letter; and

               A) for the period from the date of the latest financial statements included in the Prospectus to the specified date referred to in Clause (D) there were any decreases in consolidated net revenues or operating profit or the total or per share amounts of consolidated net income or other items specified by the Underwriter, or any increases in any items specified by the Underwriter, in each case as compared with the comparable period of the preceding year and with any other period of corresponding length specified by the Underwriter, except in each case for decreases or increases which the Prospectus discloses have occurred or may occur or which are described in such letter.

         (I) in addition to the audit referred to in their report(s) included in the Prospectus and the limited procedures, inspection of minute books, inquiries and other procedures referred to in paragraphs (iii) and (iv) above, they have carried out certain specified procedures, not constituting an audit in accordance with generally accepted auditing standards, with respect to certain amounts, percentages and financial information specified by the Underwriter, which are derived from the general accounting records of the Company and its subsidiaries, which appear in the Prospectus, or in exhibits and schedules to the Registration Statement specified by the Underwriter, and have compared certain of such amounts, percentages and financial information with the accounting records of the Company and its subsidiaries and have found them to be in agreement.

                               TABLE OF CONTENTS

                                                                         PAGE
UNDERWRITING AGREEMENT ..................................................    1
1.  Sale and Purchase ...................................................    2
2.  Payment and Delivery ................................................    3
3.  Representations and Warranties of the Company .......................    4
4.  Certain Covenants of the Company ....................................   11
5.  Payment of Expenses .................................................   13
6.  Conditions of the Underwriter's Obligations .........................   14
7.  Termination .........................................................   21
8.  Indemnity and Contribution by the Company and the Underwriter .......   22
9.  Notices .............................................................   25
10. Governing Law; Headings .............................................   25
11. Parties at Interest .................................................   25
12. Counterparts ........................................................   25

Annex I .................................................................   27

                                                                            -29-